AFFILIATE AGREEMENT

               THIS AFFILIATE AGREEMENT ("Affiliate Agreement") is made and entered into as of this 30th day of September, 1996, by and between the undersigned, ANNE OKNER and JOEL C. OKNER, not individually, but as co-Trustees of The Joel C. Okner Family Trust u/a/d May 14, 1996 ("Shareholder"), and HA-LO INDUSTRIES, INC., an Illinois corporation ("HA-LO").

               The background of this Affiliate Agreement is as follows:

               As of the date of this Affiliate Agreement, Shareholder is a shareholder of Market U.S.A., Inc., an Illinois corporation ("Market USA"), an affiliate of Marusa Marketing Inc., a Canadian federal corporation ("Marusa"). Pursuant to an Agreement and Plan of Merger and Amalgamation dated as of June 14, 1996 (the "Plan of Merger"), among Shareholder, the other shareholders of Market USA and Marusa, HA-LO, Market USA, Marusa, and others, it was agreed that, upon satisfaction of certain conditions, HA-LO's wholly-owned Illinois and Canadian subsidiaries would merge into and amalgamate with Market USA and Marusa, respectively, in a unitary transaction intended to qualify simultaneously as (i) a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, (ii) an amalgamation exempt from taxation under the Canada/U.S. Income Tax Convention, and (iii) a "pooling of interests" under generally accepted accounting principles ("GAAP"), the published statements of the Financial Accounting Standards Board ("FASB"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The aforesaid tax and accounting treatments (hereafter collectively referred to as the "Merger Benefits") were a material inducement to the parties to enter into the Plan of Merger. Shareholder's agreements hereunder constituted an inducement to HA-LO to enter into the Plan of Merger, and HA-LO's obligation to consummate the transactions contemplated under the Plan of Merger are expressly conditioned upon Shareholder's execution and delivery of this Affiliate Agreement prior to the effectiveness of said transactions (as defined in Section 1.04 of the Plan of Merger, the "Effective Time"). Unless otherwise provided in this Affiliate Agreement, the capitalized terms used herein shall have the same meanings ascribed to them in the Plan of Merger.

               Pursuant  to the Plan of  Merger, Market USA  and Marusa (in
          their merged and/or amalgamated composition) would become wholly-
          owned subsidiaries of HA-LO, and Shareholder would receive shares of  HA-LO's  common  capital  voting stock,  no  par  value  (the
          "Acquiror  Securities"),  in  exchange  for  Shareholder's  total
          shareholdings   in  Market   USA  and/or   Marusa  (the   "Target
          Securities").     It  is  the  parties'  good  faith  belief  and
          understanding that Shareholder is an "affiliate" of Market USA and/or Marusa prior to the Effective Time, and may be an "affiliate" of HA-LO on and after the Effective Time. As used


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          herein,  "affiliate" shall  have the same  meaning given  to such term for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the Commission under the Securities Act, and/or as used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission.

               By and through this Affiliate Agreement, Shareholder is (i) acknowledging that certain requirements of the Code, the Canada Tax Act, GAAP, Financial Accounting Statements of FASB ("FAS") and the Securities Act (among other laws and rules) may govern or limit the applicability and/or availability of the Merger Benefits in the event of a sale, transfer or other disposition by Shareholder of his Target Securities and Acquiror Securities,
          (ii) representing and warranting to and for the benefit of HA-LO that Shareholder will not take any action which could jeopardize the treatment of the merger of Market USA and the amalgamation of Marusa as a pooling of interests for accounting purposes, and
          (iii) acknowledging and agreeing that HA-LO shall have no obligation or responsibility to facilitate the sale, transfer or other disposition of Acquiror Securities received by Shareholder under the Plan of Merger except to the extent set forth in the Registration Rights Agreement attached hereto as Annex "1" (the "Registration Agreement"), which shall be executed concurrently herewith by HA-LO, Shareholder and the other shareholders of Market USA and/or Marusa, or paragraph 7 hereof.

               NOW, THEREFORE, in consideration of the premises, the agreement of the parties to enter into and consummate the transactions contemplated under the Plan of Merger, and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, Shareholder and HA-LO, intending to be legally bound, covenant to and agree, each with the other, as follows:

               1. In the event Shareholder receives any Acquiror Securities under, pursuant to or as a result of the Plan of Merger, Shareholder shall not make any sale, transfer or other disposition of such Acquiror Securities in violation of the Securities Act or Rules and Regulations of the Commission.

               2. Shareholder acknowledges and represents that Shareholder has carefully read the Plan of Merger and this Affiliate Agreement, and to the extent Shareholder deemed it necessary, Shareholder has discussed the requirements of these documents, and other applicable limitations on Shareholder's ability to sell, transfer or otherwise dispose of Acquiror Securities, with legal counsel of Shareholder s selection.

               3. Shareholder understands the transactions contemplated under the Plan of Merger must be submitted for a vote of the stockholders of HA-LO pursuant to a Proxy Statement containing, in part, material information concerning, and provided by or on



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          behalf  of, Market  USA, Marusa and  Shareholder.   In connection
          with  such  solicitation,  and   otherwise  for  the  purpose  of
          consummating the transactions contemplated under the Plan of Merger, the Proxy Statement and other written materials prepared by or on behalf of HA-LO may deem Shareholder to be an "affiliate" of Market USA and Marusa prior to the Effective Time, and an "affiliate" of HA-LO on and after the Effective Time.
          Shareholder   hereby   agrees   that,   whether   or   not   such
          classification is correct, Shareholder shall not take objection to, and Shareholder shall not cause or suffer others to take objection to, such classification, if such objection could result
          in,  or   effect,   any  modification,   alteration,   amendment,
          restatement or nullification of any term or provision set forth in this Affiliate Agreement or otherwise intended to be binding on Shareholder and Shareholder's successors and assigns.

               4. Shareholder hereby agrees that, from the Effective Time, he shall not sell, transfer or otherwise dispose of Acquiror Securities issued to him under the Plan of Merger unless
          (x) such sale, transfer or disposition has been effectively registered under the Securities Act, including pursuant to the Registration Agreement, for as long as he shall remain an "affiliate" of HA-LO, (y) such sale, transfer or disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Securities Act, or
          (z) in the opinion of counsel reasonably acceptable to HA-LO, such sale, transfer or disposition is exempt from registration under the Securities Act.

               5. Anything in this Affiliate Agreement to the contrary notwithstanding, Shareholder covenants and agrees with HA-LO that Shareholder shall not, directly or indirectly, (i) during the thirty (30) days prior to the Effective Time, sell, transfer or otherwise dispose of any shares of Target Securities, or (ii) sell, transfer or otherwise dispose of any shares of Acquiror Securities, whether or not received by Shareholder under the Plan of Merger, during the period from the Effective Time until after such time as results covering at least thirty (30) days of combined operations of Market USA, Marusa and HA-LO have been published by HA-LO in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations for Market USA, Marusa and HA-LO. For purposes of this Affiliate Agreement, the separate periods during which Shareholder shall be prohibited from selling, transferring or otherwise disposing of Target Securities or Acquiror Securities pursuant to this Section 5 are hereafter collectively, the "Pooling Periods".

               6. Shareholder understands and agrees it is intended the transactions under the Plan of Merger will be treated as a


          "pooling of interests" in accordance with GAAP, FAS and Rules and Regulations promulgated by the Commission under the Securities Act. Shareholder agrees that Shareholder's forbearance from selling, transferring or otherwise disposing of Target Securities and Acquiror Securities during a Pooling Period is required to preserve the Merger Benefits.

               7. Following expiration of the Pooling Periods, for so long as shall be necessary in order to permit Shareholder to sell Acquiror Securities issued to him under the Plan of Merger pursuant to Rule 145 under the Securities Act, and to the extent applicable, Rule 144 under the Securities Act, HA-LO shall file those reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in order to permit Shareholder to sell Acquiror Securities pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144.

               Shareholder understands that, except as set forth in the Registration Agreement or this Agreement, HA-LO shall be under no obligation to register the sale, transfer or other disposition of any Acquiror Securities by or on behalf of Shareholder or to take any other action necessary in order to make compliance with an exemption from registration available.

               8. Nothing set forth in this Affiliate Agreement shall be deemed to evidence a present intention on the part of Shareholder to dispose of any Acquiror Securities, and Shareholder expressly disclaims any such intention. This Agreement merely establishes parameters for the disposition by Shareholder of Acquiror Securities should Shareholder elect in the future to do so.

               9. Shareholder agrees that stop transfer instructions shall be given to HA-LO's transfer agent with respect to the shares of Acquiror Securities issued to Shareholder under the Plan of Merger (other than those shares which are eligible for registration and sale from time to time under the Registration Agreement following the expiration of the Pooling Periods or sale in accordance with Rule 145) and that there will be placed on the certificates for such shares, or on any substitutions therefor, a legend stating in substance:

                    "THE  SECURITIES  REPRESENTED BY  THIS CERTIFICATE
                    (1) ARE OWNED BY A PERSON (THE "OWNER") WHO MAY BE DEEMED TO BE AN "AFFILIATE," AS SUCH TERM IS DEFINED IN RULE 144(a) PROMULGATED UNDER THE
                    SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OF HA-LO INDUSTRIES, INC. (THE "ISSUER"); (2) WERE RECEIVED BY THE OWNER IN A TRANSACTION SUBJECT TO RULE 145 PROMULGATED UNDER THE SECURITIES ACT; (3) ARE SUBJECT TO CERTAIN RESTRICTIONS ON DISPOSITIONS CONTAINED IN AN


                    AFFILIATE AGREEMENT DATED AS OF SEPTEMBER __, 1996 BETWEEN THE ISSUER AND THE OWNER (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER); AND
                    (4)  MAY  NOT BE  SOLD,  TRANSFERRED OR  OTHERWISE
                    DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT (AND ANY APPLICABLE STATE LAWS) OR AN OPINION OF THE ISSUER'S COUNSEL TO THE EFFECT THAT SUCH SALE, TRANSFER OR OTHER DISPOSITION IS PERMITTED UNDER THE SECURITIES ACT AND THE REGULATIONS PROMULGATED THEREUNDER."

               The foregoing "stop transfer" instructions shall be terminated with respect to said Acquiror Securities at the times at which they become eligible for registration and sale pursuant to the Registration Agreement or to the extent eligible for sale in accordance with Rule 145.

               10.  Shareholder  hereby  represents and  warrants  to HA-LO that he possesses the full power, right and authority to execute and deliver this Agreement, and to make the representations, warranties, covenants and agreements herein contained, and to perform all of his obligations hereunder. This Affiliate Agreement shall inure to the benefit of HA-LO and its successors and assigns, and shall be binding upon, and obligate, Shareholder and Shareholder s successors and assigns. This Affiliate Agreement shall be specifically enforceable by HA-LO, with or without proof of monetary damages. This Affiliate Agreement may be amended only in a writing signed by the parties, and shall be construed in accordance with, and governed by, the internal laws of the State of Illinois. In the event of any dispute under this Affiliate Agreement, the matter shall be settled by resort to the federal or state courts with venue in the County of Cook, State of Illinois, and in no other location.




















               IN WITNESS WHEREOF, the parties have executed this Affiliate Agreement as of the day and year first above written.

                                        THE JOEL C. OKNER FAMILY TRUST
                                        U/A/D MAY 14, 1996


                                        By:  /s/ Joel C. Okner

                                             Co-Trustee


                                        By:  /s/ Anne Okner

                                             Co-Trustee

                                        HA-LO INDUSTRIES, INC.


                                        By:  /s/ Richard A. Magid

                                             Its: Vice President






























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